UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

Curtiss-Wright Corporation

(Exact Name of Registrant as Specified in its Charter)

DE	1-134	13-0612970
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Roseland, NJ	07068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 597-4752

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2005, the Company's Board of Directors elected Mr. David Adams, 51, to the office of Vice-President of Curtiss-Wright Corporation. On June 9, 2005, Mr. Adams had been named President of Curtiss-Wright Controls, the Motion Control segment of Curtiss-Wright Corporation.

Prior to his appointment to President of Curtiss-Wright Controls, Mr. Adams served as Senior Vice President of Electronic Systems and had also served as Vice President, Integrated Sensing, and Director of Business Development within the Motion Control Segment.

Prior to joining Curtiss-Wright Controls in 2000 as Director of Business Development, Mr. Adams served in senior business development roles for Goodrich and Lucas Aerospace for approximately 10 years. Prior to that, Mr. Adams had more than 11 years of experience in sales, engineering, business development and program management roles. Mr. Adams holds a Bachelor of Science degree from California State University and a Masters Degree in Business Administration from California Lutheran University

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curtiss-Wright Corporation (Registrant)

Date: November 18, 2005	By:	/s/ Glenn E. Tynan
Vice President Finance and CFO